UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

N/A

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 21, 2017, Clayton D. Edwards resigned from his position as Chief Operations Officer of Imprimis Pharmaceuticals, Inc. (the “Company”) effective immediately. The resignation was not the result of any disagreement with the Company or any matter relating to the Company’s operations, policies or practices.

Item 8.01 Other Events

Included in this Current Report on Form 8-K is a legal opinion (the “Opinion”) issued to the Company in connection with the Company’s Registration Statement on Form S-3 (Registration Number 333- 218308) filed under the Securities Act of 1933, as amended, and related prospectus supplement, dated August 25, 2017. The prospectus supplement covers the offer and sale of up to $10,000,000 of shares of the Company’s common stock subject to its Controlled Equity OfferingSM sales agreement with Cantor Fitzgerald & Co. A copy of the Opinion is attached as Exhibit 5.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

5.1	Legal Opinion of Golenbock Eiseman Assor Bell & Peskoe LLP
23.1	Consent of Golenbock Eiseman Assor Bell & Peskoe LLP (contained in Exhibit 5.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Imprimis Pharmaceuticals, Inc.

Date: August 25, 2017	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Chief Financial Officer